UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2009 (November 3, 2009)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 3, 2009, Holly Corporation entered into agreements with Bank of America, N.A. and certain existing and new lenders under its Second Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, swing line lender, and L/C issuer, UBS Loan Finance LLC and U.S. Bank National Association, as co-documentation agents, Union Bank of California, N.A. and Compass Bank, as syndication agents, and certain other lenders from time to time party thereto (the “Credit Agreement”), to increase the amount of the lenders’ aggregate commitments under the Credit Agreement by $50 million. As a result of the increase, the maximum amount of the Credit Agreement was increased to $350 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Scott C. Surplus
Scott C. Surplus
Vice President and Controller

Date: November 4, 2009